UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:
June 22, 2026
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland , California 94612	Oakland , California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
6.000% Series A Mandatory Convertible Preferred Stock, no par value	PCG-PrX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐

Pacific Gas and Electric Company	☐

Item 1.01. Entry into a Material Definitive Agreement
On June 22, 2026, Pacific Gas and Electric Company, the several banks and other financial institutions or entities party thereto from time to time and Citibank, N.A., as administrative agent and designated agent, entered into Amendment No. 6 to Credit Agreement (the “Utility Amendment”) that amended that certain Credit Agreement, dated as of July 1, 2020 (as previously amended and as amended by the Utility Amendment, the “Utility Revolving Credit Agreement”). The Utility Revolving Credit Agreement was amended to, among other things, (i) extend the maturity date of such agreement to June 20, 2031, (ii) increase the aggregate commitments provided by the lenders thereunder from $5,400,000,000 to $6,250,000,000 and (iii) modify both the interest rate pricing grid and commitment fee pricing grid.
The foregoing description of the Utility Amendment and the Utility Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Utility Amendment and the Utility Revolving Credit Agreement, which are attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 8.01. Other Events
On June 22, 2026, PG&E Corporation, the several banks and other financial institutions or entities party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, entered into Amendment No. 6 to Credit Agreement (the “Corporation Amendment”) that amended that certain Credit Agreement, dated as of July 1, 2020 (as previously amended and as amended by the Corporation Amendment, the “Corporation Revolving Credit Agreement”). The Corporation Revolving Credit Agreement was amended to, among other things, (i) extend the maturity date of such agreement to June 22, 2029, (ii) modify both the interest rate pricing grid and commitment fee pricing grid and (iii) add collateral release terms. Pursuant to the collateral release terms, the lien on the collateral securing the obligations under the Corporation Revolving Credit Agreement will be released if PG&E Corporation receives senior unsecured investment grade credit ratings from at least two rating agencies, no Event of Default exists under the Corporation Revolving Credit Agreement and PG&E Corporation has not more than $250,000,000 of secured indebtedness for borrowed money (other than loans under the Corporation Revolving Credit Agreement) then outstanding. The lien will be reinstated automatically if either PG&E Corporation fails to maintain investment grade credit ratings from at least two agencies or has more than $250,000,000 of secured indebtedness for borrowed money (other than loans under the Corporation Revolving Credit Agreement) outstanding.
The foregoing description of the Corporation Amendment and the Corporation Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Corporation Amendment and the Corporation Revolving Credit Agreement, which are attached as Exhibit 10.2 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement, dated as of June 22, 2026, among Pacific Gas and Electric Company, the several banks and other financial institutions or entities party thereto from time to time and Citibank, N.A., as administrative agent and designated agent

10.2	Amendment No. 6 to Credit Agreement, dated as of June 22, 2026, among PG&E Corporation, the several banks and other financial institutions or entities party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: June 23, 2026	By:	/s/ Carolyn J. Burke
Name: Carolyn J. Burke
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: June 23, 2026	By:	/s/ Stephanie N. Williams
Name: Stephanie N. Williams
Title: Vice President, Chief Financial Officer and Controller